UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: October 2, 2002
                                         ----------------


                        AMERIRESOURCE TECHNOLOGIES, INC.
                        --------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                                    --------
                 (State or Other Jurisdiction of Incorporation)

            0-20033                                   84-1084784
            -------                                   ----------
    (Commission File Number)            (IRS Employer Identification Number)


            3430 E. Russell Road, Suite 310, Las Vegas, Nevada 89120
            --------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (702) 362-9284
                                 --------------
              (Registrant's Telephone Number, Including Area Code)




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Item 2.     Acquisition or Disposition of Assets

      On August 26, 2002, AmeriResource Technologies, Inc. (the "Company") executed an exchange agreement ("Exchange Agreement") with Royal Casino Holding Corporation, a Florida corporation ("RCH"). The closing of this Exchange Agreement occurred on October 2, 2002 ("Closing").

      RCH has two wholly owned subsidiaries, Royal Casino Entertainment ("RCE") and Royal Casino Cruises, LLC ("RCC"). RCE owns and operates a gaming boat known as Royal Casino I, and RCC owns the land lease on which the Royal Casino I docks adjacent to the Ambassador Hotel on the Intercoastal Waterway in Hollywood, Florida. RCH is majority owned by Mr. Dharmesh Patel.

      Pursuant to the Exchange Agreement, RCH and the Company exchanged a majority interest in RCE and all of RCC for a majority interest in the Company. The Company received sixty percent (60%) of RCE's outstanding equity and one hundred percent (100%) of RCC's outstanding equity, and RCH received shares equal to sixty percent (60%) of the Company's issued and outstanding common stock ("Common Stock"). All of these assets were utilized by RCH in the operation of the Royal Casino I gaming boat and the Company intends to continue such use. Additionally, RCH granted the Company an option to acquire an additional twenty percent (20%) of RCE equity ("RCE Option Equity") pursuant to the following terms:

      a. If, on or before June 30, 2004, RCE and RCC generate joint and cumulative net income in excess of $10 million, then the Company shall have the option to acquire the RCE Option Equity in exchange for 5% of the Company's issued and outstanding equity as of Closing; or

      b. If, on or before June 30, 2004, RCE and RCC generate joint and cumulative net income less than $10 million but revenue in excess of $10 million, then the Company shall have the option to acquire the RCE Option Equity in exchange for 2.5% of the Company's issued and outstanding equity as of Closing; or

      c. If, on or before June 30, 2004, RCE and RCC generate joint and cumulative net income less than $10 million and revenue less than $10 million, then the Company shall have the option to acquire the RCE Option Equity in exchange for 1% of the Company's issued and outstanding equity as of Closing.

The amount of consideration to be given and received under the Exchange Agreement was determined after negotiation between the Company and RCH.

      Within 120 days of Closing, Dharmesh Patel will be appointed president and treasurer of the Company, and two (2) of Mr. Patel's nominees will be appointed to the Company's board of directors, bringing the total number of persons serving on the Company's board of directors to five (5).




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


Item 7.     Financial Statements and Exhibits

      The financial statements required by this report are not filed with this Form 8-K/A report but will be filed by an amendment to this Form 8-K/A report not later than 60 days after the date this report must be filed. The Exhibit Index preceding the exhibit is incorporated herein by reference.

                                   SIGNATURES

      Pursuant to the requirement of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated this 3rd day of October 2002.

                        AmeriResource Technologies, Inc.

                              By:   /s/ Delmar Janovec
                                    -------------------------------------
                                    AmeriResource Technologies, Inc.
                                    By: Delmar Janovec, Chief Executive Officer



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